Exhibit 10.1

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”), dated as of the 27th day of April, 2009, is entered into by and between XCELLINK INTERNATIONAL LIMITED, a British Virgin Island Corporation operating out of Hong Kong (“Licensor”) and XCELLINK INTERNATIONAL INC., a Nevada corporation (“Licensee”).

WHEREAS:

A.  Licensor has been engaged in research during the course of which it has invented, developed and/or acquired certain technologies resulting in patented processes related to the automated data interchange of financial transactions between customers and merchants over local, wired or wireless electronic link using an information device - most commonly a mobile phone (the “Patented Technologies”) which Patented Technologies are wholly owned by the Licensor;

B.  Licensor wants to enter into this Agreement with the objective of furthering the development, use and exploitation of its Patented Technologies, while securitizing the Patented Technologies by way of providing the License (as defined herein) to the Licensor which is a publicly traded corporation and Licensee wants to acquire license to the Patented Technologies; and

C.  The Licensee wants Licensor to license its Patented Technologies to the Licensee on the terms and conditions set out in this agreement.

THE PARTIES AGREE AS FOLLOWS:

1.0	PROPERTY RIGHTS IN AND TO THE TECHNOLOGY:

1.1                   The Licensee acknowledges and agrees that Licensor owns all right, title and interest in and to the Technology.

1.2                   The Licensor must, at the request of Licensee, enter into such further agreements and sign all documents as may be required to ensure the full transfer of ownership of the Patented Technologies via a share exchange agreement (the “Share Exchange Agreement”) through which Licensor agrees with Licensee to exchange 100% of the issued and outstanding shares of Licensor for shares in the share capital of Licensee.

2.0	GRANT OF LICENSE:

2.1                   In consideration of the one time royalty payment of 20,000,000 shares in the capital of Licensee, to be provided by Licensor majority shareholder, Mark Fingarson (“Fingarson”) and transferred from stock registered to Fingarson in efforts to increase shareholder value, Licensor grants to the Licensee an exclusive and irrevocable global license in perpetuity to use and sublicense the Patented Technologies and any improvements and to manufacture, distribute, and sell the any related products (the “Products”) on the terms and conditions set out in this Agreement.

2.2                   The license granted under this agreement is granted to the Licensee and not to any Affiliated Companies.

2.3                   Notwithstanding Article 3.1, the parties acknowledge and agree that Licensor may use the Patented Technologies and any improvements without charge in any manner only as such use may be required for the further development of the Patented Technologies and not for commercial use.

3.0	PATENTS:

3.1                   The Licensee may identify any process, use or products arising out of the Technology and any improvements that may be patentable and Licensor will, on the request of the Licensee, take reasonable steps to apply for a patent in the name of Licensor provided that the Licensee pays all costs of applying for, registering and maintaining the patent in the jurisdictions in which the Licensee designates that a patent is required. All current patents issued for the Patented Technologies are set out on Schedule “A” hereto.

3.2                   On the issuance of a patent obtained, the Licensee becomes the licensee of the patent on the terms and conditions set out in this agreement.

4.0	APPOINTMENT OF DIRECTOR

4.1       As a term of this Agreement, Michael Malbourne, CEO and director of the Licensor, shall also be appointed to the board of directors of Licensee.

5.0	GENERAL:

5.1                   The Licensee must permit any duly authorized representative of Licensor, during normal business hours and at Licensor's sole risk and expense, to enter any premises of the Licensee for the purpose of inspecting the Products and the manner of their manufacture and generally of ascertaining whether or not this agreement has been, is being, or will be complied with by the Licensee.

5.2                   Subject to the limitations set out in this Agreement, this Agreement operates for the benefit of and is binding on the parties and their respective successors and permitted assigns.

5.3                   No condoning, excusing or overlooking by any party of any default, breach or non-observance by any other party at any time or times in respect of any terms or conditions of this agreement operates as a waiver of that party's rights under this agreement. A waiver of any provision of, or right under, this agreement must be in writing signed by the party entitled to the benefit of that provision or right, and is effective only to the extent set out in any written waiver.

5.4                   No exercise of a specific right or remedy by any party precludes it from or prejudices it in exercising another right or pursuing another remedy or maintaining an action to which it may otherwise be entitled either at law or in equity.

5.5                   Marginal headings as used in this agreement are for the convenience of reference only and do not form a part of this agreement and are not be used in the interpretation of this agreement.

5.6                   The terms and conditions contained in this agreement which, under this agreement, require performance by the parties after the expiry or termination of this agreement, remain in force despite this agreement’s expiry or termination for any reason.

5.7                   Part or all of any Article, part, section, clause, paragraph or subparagraph of this agreement that is indefinite, invalid, illegal or otherwise voidable or unenforceable may be severed from this agreement and the balance of this agreement continues in full force and effect.

5.8                   This Agreement sets out the entire understanding between the parties and no changes to this agreement are binding unless signed in writing by the parties to this agreement.

5.9	Time is of the essence of this Agreement.

5.10                In this Agreement, unless the contrary intention appears, the singular includes the plural and vice versa and words importing a gender include other genders.

THE PARTIES INTENDING TO BE LEGALLY BOUND have executed this Agreement as of the date first above written.

XCELLINK INTERNATIONAL INC.	XCELLINK INTERNATIONAL LIMITED

By: /s/ Mark Fingarson	By. /s/ Michael Malbourne

Name:Mark Fingarson	Name: Michael Malbourne
Title: President/Director	Title: CEO/Director

/s/ Mark Fingarson

Mark Fingarson

SCHEDULE "A"

DESCRIPTION OF "TECHNOLOGY"

Licensor File #	Inventor(s)	Description	Patent #
India	John Warwick Adcock and Rodney Alfred John Reynolds	Automatic Electronic Funds Transfer System and Method	207687
Malaysia	John Warwick Adcock and Rodney Alfred John Reynolds	Automatic Electronic Funds Transfer System and Method	MY-123132-A
United States	John Warwick Adcock and Rodney Alfred John Reynolds	Automatic Electronic Funds Transfer System and Method	US 7,024,385 B1
Canada	John Warwick Adcock and Rodney Alfred John Reynolds	Automatic Electronic Funds Transfer System and Method	2,264,048
Philippines	John Warwick Adcock and Rodney Alfred John Reynolds	Automatic Electronic Funds Transfer System and Method	1-1997- 57704
China	John Warwick Adcock and Rodney Alfred John Reynolds	Automatic Electronic Funds Transfer System and Method	ZL 97197543.4
ARIPO	John Warwick Adcock and Rodney Alfred John Reynolds	Automatic Electronic Funds Transfer System and Method	AP 1088
Singapore	John Warwick Adcock and Rodney Alfred John Reynolds	Automatic Electronic Funds Transfer System and Method	T-NO. 64100 [WO 98/09260]
Australia	John Warwick Adcock and Rodney Alfred John Reynolds	Automatic Electronic Funds Transfer System and Method	731121
Vietnam	John Warwick Adcock and Rodney Alfred John Reynolds	Automatic Electronic Funds Transfer System and Method	1831
New Zealand	John Warwick Adcock and Rodney Alfred John Reynolds	Automatic Electronic Funds Transfer System and Method	334917
Taiwan	John Warwick Adcock and Rodney Alfred John Reynolds	Automatic Electronic Funds Transfer System and Method	105305
South Africa	John Warwick Adcock and Rodney Alfred John Reynolds	Automatic Electronic Funds Transfer System and Method	97/7747
International PCT	John Warwick Adcock and Rodney Alfred John Reynolds	Automatic Electronic Funds Transfer System and Method	PO 2011